Exhibit 99.1

Nine Energy Service Announces Fourth Quarter and Full Year 2021 Results

•	Total liquidity position of $64.7 million as of December 31, 2021

•	Full year 2021 revenue, net loss and adjusted EBITDAA of $349.4 million, $(64.6) million and $5.2 million, respectively

•	Revenue, net loss and adjusted EBITDA of $105.1 million, $(15.7) million and $4.6 million, respectively, for the fourth quarter of 2021

•	Fourth quarter 2021 basic loss per share of $(0.52)

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported fourth quarter 2021 revenues of $105.1 million, net loss of $(15.7) million and adjusted EBITDA of $4.6 million. For the fourth quarter 2021, adjusted net lossB was $(15.7) million, or $(0.52) adjusted basic loss per shareC.

The Company had provided original fourth quarter 2021 revenue guidance between $92.0 and $100.0 million, with actual results falling above the provided range and representing a sequential revenue increase of approximately 13% quarter over quarter.

“We outperformed our Q4 revenue guidance due to strong performances in both cementing and completion tools, both of which outperformed market drivers this quarter,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “We saw activity and pricing improvements across most of our service lines, which is reflected in our 13% increase in revenue quarter over quarter.”

“Despite difficult market conditions in 2021, we were able to better position ourselves to capitalize on what looks to be a growth environment for the near to medium term. For the 7th consecutive year, we grew our market share of U.S. stages completed, increasing from approximately 20% in 2020 to approximately 22% in 2021. In cementing, we increased the total number of jobs completed by approximately 22% year over year, while the average U.S. rig count increased by only 10% over that same time. I remain extremely happy with both the success of our new Stinger Dissolvable plug, as well as the market’s overall adoption of dissolvable plugs. We estimate that the dissolvable plug market has increased from approximately 10-15% at the end of 2018 to approximately 20-25% at the end of 2021, and we believe that our initial prediction of the dissolvable plug market expanding to 35-50% by the end of 2023 is achievable. Our Stinger Dissolvable plug continues to perform extremely well in the field and is proven in our numbers. We increased the total number of Stinger products sold by over 400% in 2021, versus EIA completions, which increased approximately 32% over this same time.”

“We remain very optimistic looking into 2022 and 2023 and anticipate North American capital spending will increase by at least 20% in 2022. I do not see any near-term solution for the labor shortages and as our customers try to increase activity, this should move pricing leverage back to the service providers. For Q1, we have seen activity increases thus far and expect Q1 will be better than Q4 with sequential revenue increases. With what we know today, we anticipate revenue and earnings to improve each quarter throughout 2022. We remain differentiated by our service line diversity, forward-leaning technology, geographic diversity, and balanced commodity exposure. The shift of our top-line revenue derivation towards completion tools and technology over the last several years has significantly reduced the capital and labor needs of the Company to generate earnings growth. We have proven our ability to grow earnings while emerging from a downturn and believe our asset-light business model will enable us to capitalize on an improving market environment.”

Operating Results

For the year ended December 31, 2021, the Company reported revenues of $349.4 million, net loss of $(64.6) million, or $(2.13) per basic share, and adjusted EBITDA of $5.2 million. Full year 2021 adjusted net loss was $(80.6) million, or $(2.66) per adjusted basic share. For the full year 2021, the Company reported gross loss of $(1.6) million and adjusted gross profitD of $41.4 million. For the year ended December 31, 2021, the Company generated ROICE of (16.7)%.

During the fourth quarter of 2021, the Company reported revenues of $105.1 million, gross profit of $4.7 million and adjusted gross profit of $14.9 million. During the fourth quarter, the Company generated ROIC of (11.4)%.

During the fourth quarter of 2021, the Company reported selling, general and administrative (“SG&A”) expense of $11.8 million, compared to $11.1 million for the third quarter of 2021. For the year ended December 31, 2021, the Company reported SG&A expense of $45.3 million. Depreciation and amortization expense (“D&A”) in the fourth quarter of 2021 was $10.7 million, compared to $11.0 million for the third quarter of 2021. For the year ended December 31, 2021, the Company reported D&A expense of $45.0 million.

The Company recognized an income tax benefit of approximately $25 thousand for the year, resulting in an effective tax rate of .01% for 2021. Our tax benefit for 2021 is primarily the result of our tax position in state and foreign tax jurisdictions.

Liquidity and Capital Expenditures

For the year ended December 31, 2021, the Company reported net cash used in operating activities of $(40.4) million. For the year ended December 31, 2021, the Company reported total capital expenditures of $14.8 million, which fell below management’s original full year 2021 guidance of $15-$20 million.

As of December 31, 2021, Nine’s cash and cash equivalents were $21.5 million, and the Company had $43.2 million of availability under the revolving credit facility, resulting in a total liquidity position of $64.7 million as of December 31, 2021. On December 31, 2021, the Company had $15.0 million of borrowings under the 2018 ABL Credit Facility and has subsequently borrowed an additional $5.0 million.

ABCDE	See end of press release for definitions

Conference Call Information

The call is scheduled for Tuesday, March 8, 2022, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through March 22, 2022, and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13726409.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which has been and may again be affected by the COVID-19 pandemic and, related economic repercussions and which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa; the ability of the OPEC+ countries to agree on and comply with supply limitations; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel, technical personnel and other skilled and qualified workers; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2021	September 30, 2021	2021	2020
Revenues	$105,093	$92,868	$349,419	$310,851
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	90,192	78,879	307,992	302,157
General and administrative expenses	11,796	11,114	45,301	49,346
Depreciation	6,757	6,921	28,905	32,431
Amortization of intangibles	3,904	4,029	16,116	16,467
Impairment of goodwill	—	—	—	296,196
Loss on revaluation of contingent liabilities	584	21	460	276
(Gain) loss on sale of property and equipment	—	(17)	660	(2,857)

Loss from operations	(8,140)	(8,079)	(50,015)	(383,165)
Interest expense	7,993	7,968	32,527	36,759
Interest income	(2)	(3)	(26)	(615)
Gain on extinguishment of debt	—	—	(17,618)	(37,841)
Other income	(195)	(34)	(298)	(62)

Loss before income taxes	(15,936)	(16,010)	(64,600)	(381,406)
Provision (benefit) for income taxes	(188)	41	(25)	(2,458)

Net loss	$(15,748)	$(16,051)	$(64,575)	$(378,948)

Loss per share
Basic	$(0.52)	$(0.53)	$(2.13)	$(12.74)
Diluted	$(0.52)	$(0.53)	$(2.13)	$(12.74)
Weighted average shares outstanding
Basic	30,452,049	30,449,286	30,302,925	29,744,830
Diluted	30,452,049	30,449,286	30,302,925	29,744,830

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(2)	$(102)	$(34)	$(34)

Total other comprehensive loss, net of tax	(2)	(102)	(34)	(34)

Total comprehensive loss	$(15,750)	$(16,153)	$(64,609)	$(378,982)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	At December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$21,509	$68,864
Accounts receivable, net	64,025	41,235
Income taxes receivable	1,393	1,392
Inventories, net	42,180	38,402
Prepaid expenses and other current assets	10,195	16,270

Total current assets	139,302	166,163
Property and equipment, net	86,958	102,429
Operating lease right-of-use assets, net	35,117	36,360
Finance lease right-of-use assets, net	1,445	1,816
Intangible assets, net	116,408	132,524
Other long-term assets	2,383	3,308

Total assets	$381,613	$442,600

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$28,680	$18,140
Accrued expenses	18,519	17,139
Current portion of long-term debt	2,093	844
Current portion of operating lease obligations	6,091	6,200
Current portion of finance lease obligations	1,070	1,092

Total current liabilities	56,453	43,415
Long-term liabilities
Long-term debt	332,314	342,714
Long-term operating lease obligations	30,435	32,295
Long-term finance lease obligations	65	1,109
Other long-term liabilities	1,613	2,658

Total liabilities	420,880	422,191

Stockholders’ equity

Common stock (120,000,000 shares authorized at $.01 par value; 32,826,325 and 31,557,809 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively)	328	316
Additional paid-in capital	773,350	768,429
Accumulated other comprehensive loss	(4,535)	(4,501)
Accumulated deficit	(808,410)	(743,835)

Total stockholders’ equity	(39,267)	20,409

Total liabilities and stockholders’ equity	$381,613	$442,600

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(64,575)	$(378,948)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	28,905	32,431
Amortization of intangibles	16,116	16,467
Amortization of deferred financing costs	2,602	2,836
Amortization of operating leases	8,020	8,897
Provision for (recovery of) doubtful accounts	(229)	2,820
Benefit for deferred income taxes	—	(1,588)
Provision for inventory obsolescence	4,831	8,957
Impairment of goodwill	—	296,196
Impairment of operating lease	—	466
Stock-based compensation expense	5,406	9,744
Gain on extinguishment of debt	(17,618)	(37,841)
(Gain) loss on sale of property and equipment	660	(2,857)
Loss on revaluation of contingent liabilities	460	276
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(22,540)	52,914
Inventories, net	(8,608)	13,600
Prepaid expenses and other current assets	3,350	1,368
Accounts payable and accrued expenses	12,447	(25,456)
Income taxes receivable/payable	—	(732)
Other assets and liabilities	(9,643)	(4,451)

Net cash used in operating activities	(40,416)	(4,901)

Cash flows from investing activities
Proceeds from sales of property and equipment	3,492	6,402
Proceeds from property and equipment casualty losses	—	1,237
Purchases of property and equipment	(15,413)	(9,417)

Net cash used in investing activities	(11,921)	(1,778)

Cash flows from financing activities
Proceeds from 2018 ABL Credit Facility	15,000	—
Payments on Magnum Promissory Notes	(844)	(281)
Purchases of Senior Notes	(8,355)	(14,561)
Proceeds from short-term debt	1,513	—
Payments of short-term debt	(545)	—
Payments on finance leases	(1,094)	(995)
Payments of contingent liabilities	(154)	(1,390)
Vesting of restricted stock	(473)	(158)

Net cash provided by (used in) financing activities	5,048	(17,385)

Impact of foreign currency exchange on cash	(66)	(61)

Net decrease in cash and cash equivalents	(47,355)	(24,125)
Cash and cash equivalents
Beginning of period	68,864	92,989

End of period	$21,509	$68,864

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2021	September 30, 2021	2021	2020
Calculation of gross profit (loss)
Revenues	$105,093	$92,868	$349,419	$310,851
Cost of revenues (exclusive of depreciation and amortization shown separately below)	90,192	78,879	307,992	302,157
Depreciation (related to cost of revenues)	6,284	6,437	26,882	30,161
Amortization of intangibles	3,904	4,029	16,116	16,467

Gross profit (loss)	$4,713	$3,523	$(1,571)	$(37,934)

Adjusted gross profit (loss) reconciliation
Gross profit (loss)	$4,713	$3,523	$(1,571)	$(37,934)
Depreciation (related to cost of revenues)	6,284	6,437	26,882	30,161
Amortization of intangibles	3,904	4,029	16,116	16,467

Adjusted gross profit	$14,901	$13,989	$41,427	$8,694

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2021	September 30, 2021	2021	2020
EBITDA reconciliation:
Net loss	$(15,748)	$(16,051)	$(64,575)	$(378,948)
Interest expense	7,993	7,968	32,527	36,759
Interest income	(2)	(3)	(26)	(615)
Depreciation	6,757	6,921	28,905	32,431
Amortization of intangibles	3,904	4,029	16,116	16,467
Provision (benefit) for income taxes	(188)	41	(25)	(2,458)

EBITDA	$2,716	$2,905	$12,922	$(296,364)
Impairment of goodwill	—	—	—	296,196
Transaction and integration costs	—	—	—	146
Gain on extinguishment of debt	—	—	(17,618)	(37,841)
Loss on revaluation of contingent liabilities (1)	584	21	460	276
Restructuring charges	—	375	1,588	4,907
Stock-based compensation expense	1,215	1,153	5,406	9,744
(Gain) loss on sale of property and equipment	—	(17)	660	(2,857)
Legal fees and settlements (2)	45	17	1,809	39

Adjusted EBITDA	$4,560	$4,454	$5,227	$(25,754)

(1)	Amounts relate to the revaluation of contingent liabilities associated with the Company’s 2018 acquisitions
(2)	Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2021	September 30, 2021	2021	2020
Net loss	$(15,748)	$(16,051)	$(64,575)	$(378,948)
Add back:
Impairment of goodwill	—	—	—	296,196
Interest expense	7,993	7,968	32,527	36,759
Interest income	(2)	(3)	(26)	(615)
Transaction and integration costs	—	—	—	146
Restructuring charges	—	375	1,588	4,907
Gain on extinguishment of debt	—	—	(17,618)	(37,841)
Benefit for deferred income taxes	—	—	—	(1,588)

After-tax net operating loss	$(7,757)	$(7,711)	$(48,104)	$(80,984)

Total capital as of prior period-end:
Total stockholders’ equity	$(24,732)	$(9,731)	$20,409	$389,877
Total debt	321,750	322,031	348,637	400,000
Less: cash and cash equivalents	(29,969)	(33,128)	(68,864)	(92,989)

Total capital as of prior period-end:	$267,049	$279,172	$300,182	$696,888

Total capital as of period-end:
Total stockholders’ equity	$(39,267)	$(24,732)	$(39,267)	$20,409
Total debt	337,436	321,750	337,436	348,637
Less: cash and cash equivalents	(21,509)	(29,969)	(21,509)	(68,864)

Total capital as of period-end:	$276,660	$267,049	$276,660	$300,182

Average total capital	$271,855	$273,111	$288,421	$498,535

ROIC	-11.4%	-11.3%	-16.7%	-16.2%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS) AND ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2021	September 30, 2021	2021	2020
Reconciliation of adjusted net income (loss):
Net loss	$(15,748)	$(16,051)	$(64,575)	$(378,948)
Add back:
Impairment of goodwill (a)	—	—	—	296,196
Transaction and integration costs (b)	—	—	—	146
Gain on extinguishment of debt (c)	—	—	(17,618)	(37,841)
Restructuring charges	—	375	1,588	4,907
Less: Tax benefit from add backs	—	—	—	(2,547)

Adjusted net loss	$(15,748)	$(15,676)	$(80,605)	$(118,087)

Weighted average shares
Weighted average shares outstanding for basic and adjusted basic earnings (loss) per share	30,452,049	30,449,286	30,302,925	29,744,830

Earnings (loss) per share:
Basic loss per share	$(0.52)	$(0.53)	$(2.13)	$(12.74)
Adjusted basic loss per share	$(0.52)	$(0.51)	$(2.66)	$(3.97)

(a)

2020 impairment charges were driven by sharp declines in global crude oil demand and an economic recession associated with the coronavirus pandemic as well as sharp declines in oil and natural gas prices.

(b)	Amounts represent transaction and integration costs, including the cost of inventory that was stepped up to fair value during purchase accounting, associated with 2018 acquisitions.
(c)	Amount primarily represents the difference between the repurchase price and the carrying amount of Senior Notes repurchased in 2021 and 2020

A

Adjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

B

Adjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) restructuring charges, (iv) loss or gain on the sale of subsidiaries, (v) loss or gain on the extinguishment of debt and (vi) the tax impact of such adjustments. Management believes Adjusted Net Income (Loss) is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

C

Adjusted Basic Earnings (Loss) Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings (Loss) Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

D

Adjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.

E

Return on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss (gain) on the sale of subsidiaries, (vi) loss (gain) on extinguishment of debt, and (vii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC provides useful information because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested.